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EXHIBIT 11. COMPUTATION OF PER SHARE EARNINGS

     Average basic common shares outstanding and average common shares outstanding assuming dilution for the years ended March 31, 2001, 2000 and 1999 are computed as follows:

                                                              2001              2000              1999
                                                              ----              ----              ----

Average common shares - basic                                  5,637,135          5,567,844        5,714,113
Effect of dilutive stock options                                    -(1)             79,795          151,510
                                                        ----------------- ------------------ ----------------
Average common shares - diluted                                5,637,135          5,647,639        5,865,623
                                                        ----------------- ------------------ ----------------
                                                     (1) 35,803 shares excluded due to loss position,